Exhibit 10.2


THIS NOTE AND THE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, ISSUABLE UPON CONVERSION THEREOF (COLLECTIVELY, THE "SECURITIES") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS (I)(A) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND (I)(B) APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH, OR
(II)(A) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (II)(B) APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR AN EXEMPTION FROM SUCH LAWS HAS BEEN MET AND (II)(C) IF THE OBLIGORS SO REQUEST, A WRITTEN OPINION FROM COUNSEL (WHICH COUNSEL AND OPINION SHALL BE SATISFACTORY TO THE OBLIGORS) THAT THE CONDITIONS IN (II)(A) AND (II)(B) ABOVE HAVE BEEN SATISFIED.

THE SECURITIES REPRESENTED BY THIS NOTE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO A FUNDING AGREEMENT AMONG THE NAMED PAYEE AND THE OBLIGORS. A COPY OF THE FUNDING AGREEMENT MAY BE OBTAINED FROM THE OBLIGORS AT THEIR PRINCIPAL OFFICE, 110 EAST 59TH STREET, NEW YORK, NEW YORK 10022.

               10.75% UNSECURED CONVERTIBLE PIK NOTE DUE 2011

Dated:  April 12, 2001                                     $10,000,000


                  CoreComm Holdco, Inc., a Delaware corporation ("CoreComm HoldCo") and CoreComm Limited, a Delaware corporation ("CoreComm" or the "Corporation" and together with CoreComm HoldCo, the "Obligors"), hereby, jointly and severally, promise to pay to Booth American Company, a Michigan corporation (the "Initial Holder"), or its registered and permitted assigns (the "Holder"), the principal amount of ten million dollars ($10,000,000) in U.S. currency, on April 12, 2011 (the "Maturity Date"), to the extent the principal amount hereof has not been converted or repaid, subject to the further provisions of this Note set forth herein which further provisions shall for all purposes have the same effect as if set forth at this place.




Interest Payment Dates: October 15 and April 15, commencing October 15, 2001


                  Definitions. For purposes of this Note, the following terms shall have the meanings indicated:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. Without limitation of the above, the term "Affiliate" shall, with respect to the Initial Holder, include Ralph H. Booth II, John L. Booth II, and any members of their "respective families" within the meaning of Rule 16a-1(e) under the Exchange Act.

                  "Board of Directors" shall mean the board of directors of CoreComm. "Board of Directors" shall also mean the Executive Committee, if any, of such board of directors or any other committee duly authorized by such board of directors to perform any of its responsibilities with respect to this Note.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

                  "Change of Control" shall mean:

         (1) the sale, lease or transfer of all or substantially all of the assets of CoreComm to any "person" or "group", within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any Permitted Holder;

         (2) any "person" or "group", within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any Permitted Holder, becomes the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of more than 50% (or more than 25% if neither George S. Blumenthal or Barclay Knapp is an executive officer of CoreComm at such time) of the total voting power of all classes of the voting stock of CoreComm and/or warrants or options to acquire such voting stock of CoreComm, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of CoreComm is substantially the same immediately after such transaction as it was immediately prior to such transaction;

         (3) without limitation of the provisions of subparagraphs (1) or (2) above, the acquisition by NTL Incorporated (or any Affiliate of NTL Incorporated, which shall not be deemed to include the Obligors) of (a) all or substantially all of the assets of CoreComm or (B) "beneficial ownership", as such term is defined in Rule 13d-3 under the Exchange Act, of more than 50% (or more than 25% if neither George
                 S. Blumenthal or Barclay Knapp is an executive officer of CoreComm at such time) of the total voting power of all classes of the voting stock of CoreComm and/or warrants or options to acquire such voting stock of CoreComm, calculated on a fully-diluted basis; or

         (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, together with any new directors whose election or appointment by the Board of Directors or whose nomination for election by the stockholders of CoreComm was approved by a vote of a majority of the directors then in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors then in office.

                   "Common Stock" shall mean CoreComm's voting common stock, par value $0.01 per share, existing on the Issue Date or one or more classes of common stock or other securities (including but not limited to tracking stock) of CoreComm as such stock may be constituted or converted from time to time.

                   "Conversion Price" shall mean initially $1.00 per share of Common Stock, as may be adjusted from time to time as set forth herein.

                   "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of CoreComm or any other issuer for any day shall mean the last reported sale price for such security on the principal exchange or quotation system on which such security is listed or traded as of the close of the applicable regular trading hours for such Trading Day, or if such day is not a Trading Day, the last reported sale price for such security on such principal exchange or quotation system as of the close of the applicable regular trading hours for the immediately preceding Trading Day. If the security is not admitted for trading on any national securities exchange or the Nasdaq National Market, "Current Market Price" for any day shall mean the average of the last reported closing bid and asked prices reported by the Nasdaq for such day as furnished by any member in good standing of the National Association of Securities Dealers, Inc., selected from time to time by CoreComm for that purpose or as quoted by the National Quotation Bureau Incorporated. In the event that no such quotation is available for such day, the Current Market Price shall be the average of the quotations for the last five Trading Days for which a quotation is available within the last thirty Trading Days prior to such day. In the event that five such quotations are not available within such thirty-Trading Day period, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it reasonably considers appropriate.

                   "DTC" shall have the meaning set forth in Exhibit A hereto.

                   "DWAC Transfer" shall have the meaning set forth in Exhibit A hereto.


                   "8.5% Preferred Stock" shall mean the 8.5% Preferred Stock Series A, of CoreComm, and any shares of Additional Preferred, as defined in the restated Certificate of Incorporation of CoreComm, as amended.

                   "Equity Securities" shall mean any shares of capital stock of CoreComm or any right, option, warrant or similar instrument to acquire any shares of capital stock of CoreComm or any other security convertible into or exchangeable for shares of capital stock of CoreComm.

                   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                   "Free Cash Flow" shall mean, with respect to the Corporation for any applicable period, the sum of net income (or loss) (expressed as a positive or negative number, as applicable), depreciation, amortization, non-cash interest expense, other non-cash charges, increase (or decrease) in net working capital (net current assets less net current liabilities) (expressed as a positive or negative number, as applicable), less capital expenditures, payments under capital leases, and debt repayments, all as determined in accordance with United States generally accepted accounting principles to the extent applicable.

                   "Funding Agreement" shall mean the letter agreement entered into by and among CoreComm, CoreComm Holdco and Booth American Company, dated April 11, 2001, with respect to the issuance of this Note.

                   "Issue Date" shall mean the date on which this Note was first issued by the Obligors.

                   "Nasdaq" means the Nasdaq Stock Market, Inc., the electronic securities market regulated by the National Association of Securities Dealers, Inc.

                   "Nasdaq National Market" shall have the meaning set forth in Rule 4200(a)(23) of the rules of the National Association of Securities Dealers, Inc.

                   "NYSE" means the New York Stock Exchange.

                   "outstanding" when used with reference to shares of capital stock, shall mean issued shares, excluding shares held by CoreComm or a subsidiary of CoreComm.

                   "Permitted Designee" shall mean: (1) a spouse or child of a Permitted Holder, (2) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (3) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (4) any Person, so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

                   "Permitted Holders" shall mean George S. Blumenthal, Barclay Knapp and their Permitted Designees.

                   "Person" shall mean any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, any other entity, a "group" of such persons, as that term is defined in Rule 13d-5(b) under the Exchange Act, or a government or political subdivision thereof.

                   "Qualified Equity Securities" shall include any securities of CoreComm and its Affiliates issued (a) through the exercise of any options and other equity incentive instruments outstanding on the Issue Date or the issuance of options and/or other equity incentive instruments to the directors, officers, and employees of CoreComm and the Subsidiaries of CoreComm pursuant to Benefit Plans or other arrangements existing on the Issue Date, as such Benefit Plans or other arrangements may be amended, renewed or replaced (provided that such amended, renewed or replaced Benefit Plans or other arrangements shall have terms substantially similar to and consistent with the terms (including annual aggregate grant amounts) of existing Benefit Plans and other arrangements and CoreComm and its Subsidiaries shall not reduce the exercise price of such options or other equity incentive instruments); and provided further that the Common Stock into which any such options and/or other equity incentive instruments may be converted does not exceed in the aggregate twenty-five percent (25%) of the Common Stock (or other securities of CoreComm or a successor corporation into which such Common Stock or such other shares or securities may thereafter be changed or reclassified on a fully diluted basis) and the exercise of such options and/or other equity incentive instruments, (b) through the conversion of any principal amount of the 6% Convertible Subordinated Notes Due 2006 of CoreComm outstanding on the Issue Date, (c) through the conversion of any principal amount of the Management PIK Notes (as defined herein) outstanding on the Issue Date, (d) through the conversion of any principal amount of the NTL Notes (as defined herein) outstanding on the Issue Date, (e) through the payment of interest on any principal amount of 6.47% Senior Unsecured Notes Due 2003 of the Corporation outstanding on the Issue Date, (f) through the payment of interest on any principal amount of the Management PIK Notes outstanding on the Issue Date, (g) through the payment of interest on any principal amount of the NTL Notes, (h) through the payment of interest of any principal amount of this Note and the PIK Notes, (i) through the conversion of shares of Series B Senior Convertible Exchangeable Preferred Stock of the Corporation outstanding on the Issue Date, (j) through the redemption of shares of Series B Senior Convertible Exchangeable Preferred Stock of the Corporation outstanding on the Issue Date, (k) through the conversion of shares of 8.5% Preferred Stock, (l) through the payment of a dividend on shares of 8.5% Preferred Stock, (m) through the payment of a dividend on shares of Series B Senior Convertible Exchangeable Preferred Stock of the Corporation outstanding on the Issue Date, (n) through the redemption of 8.5% Preferred Stock, (o) through the exercise of warrants of CoreComm outstanding on the Issue Date, (p) to a non-Affiliate of the Corporation (as determined prior to the consummation of such transaction) in connection
(I) with the acquisition by the Corporation or any Affiliate of another company, business, division, assets, customers or liabilities thereof or
(II) with a strategic transaction not entered into by the Corporation or any Affiliate primarily for the purpose of raising financing proceeds for the Corporation and/or its Subsidiaries involving the Corporation or any of its Subsidiaries and other entities, including joint ventures, manufacturing, marketing or distribution agreements or technology transfers or development agreements, (q) through the issuance of convertible or exercisable securities (and any issuance of Common Stock pursuant to the exchange or exercise of any such convertible or exercisable securities) in connection with the stockholder rights plan of the Corporation in effect as of the Issue Date, as may be amended, or (r) to the Initial Holder or any Affiliates of the Initial Holder or sold, transferred or disposed of by the Initial Holder or any Affiliates of the Initial Holder on or after the Issue Date. Notwithstanding the above, "Qualified Equity Securities" shall not include any securities of the Corporation described above if the terms of such outstanding securities are amended or modified subsequent to the Issue Date to modify or amend the rate at which such securities, or securities payable or paid as interest or dividends thereon, may be converted or exchanged into, or redeemed for, Common Stock of the Corporation (or other securities of the Corporation or a successor corporation into which such Common Stock or such other shares or securities may thereafter be converted).

                   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                   "Stockholder Approval" shall mean the approval of the stockholders of CoreComm in accordance with Section 242(3) of the Delaware General Corporation Law of an increase of the authorized number of shares of Common Stock from 200,000,000 to an aggregate number of not less than 400,000,000 shares of Common Stock, such number to be adjusted in the event CoreComm consummates a reverse stock split prior to the date of the Stockholder Approval.

                   "Subsidiaries" of any Person means any corporation, partnership, joint venture, limited liability company, trust, estate or other Person of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or other Person or (c) the beneficial interest in such trust or estate is at the time owned by such first Person, or by such first Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                   "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted thereon, in the applicable securities market in which the securities are traded.

                   "25-Day Average Market Price" shall mean, for any security, the volume-weighted average of the Current Market Prices of that security for the twenty-five Trading Days immediately preceding the date of determination.

                   Interest. This Note shall accrue interest at a rate of 10.75% per annum. The Obligors jointly and severally promise to pay interest on this Note semiannually on each October 15 and April 15, commencing on October 15, 2001, to the registered Holder on the immediately preceding October 1 and April 1, respectively. Interest on this Note shall be payable in kind by the issuance of additional Notes (the "PIK Notes") in such principal amount as shall equal the interest payment that is then due. The PIK Notes shall have terms substantially identical to this Note, except as follows: (1) the conversion rate of each such PIK Note shall reflect that the conversion price per share of Common Stock issuable upon such conversion shall be the greater of (x) a 20.0% premium to the 25-Day Average Market Price of the Common Stock on the date of issuance of such PIK Note and (y) $1.00; provided that if (x) and (y) are equal then the conversion price shall be (x); (2) the maturity date of such PIK Note shall be the same as the Maturity Date under this Note; and (3) the special conversion price with respect to such PIK Note shall be the greater of (a) 66.67% of the 25-Day Average Market Price of the Common Stock immediately preceding the record date for such PIK Note issuance and (b) the Change of Control Price (as defined herein). Interest on this Note shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the Issue Date. Interest shall be computed on the basis of a 360-day year consisting of twelve thirty-day months. The Obligors shall pay interest on overdue principal at the interest rate borne by this Note, compounded semiannually, and the Obligors shall pay interest on overdue installments of interest at the same interest rate compounded semiannually.

                   Payment of Interest. The Obligors shall pay interest on this Note to the registered Holder on the record date for the next interest payment date even though this Note is canceled or redeemed after the record date and on or before the applicable interest payment date.

                   Ranking. This Note and the PIK Notes shall rank as a senior debt obligation of CoreComm Holdco at parity with the Management PIK Notes and the NTL Notes. This Note and the PIK Notes shall rank as a subordinated debt obligation of CoreComm.

                   Optional Redemption. This Note is not redeemable at the Obligors' option prior to April 12, 2003. Thereafter, this Note shall be subject to redemption at the option of the Obligors, in whole or in part, in U.S. currency, upon not less than thirty days' prior written notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below, plus all accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 12 of the years indicated below:


                  Year                        Percentage
                  ----                        ----------
                  2003                         103.429%
                  2004                         102.571%
                  2005                         101.714%
                  2006                         100.857%
                  2007 and thereafter          100.000%

                   In the event the Obligors elect to redeem (a) any of the outstanding principal amount of 10.75% Senior Unsecured Convertible PIK Notes Due 2010 issued and sold to certain members of the Board of Directors and senior management of CoreComm in December, 2000, or of any PIK Notes issued by the Obligors as interest thereunder, all as amended from time to time (collectively the "Management PIK Notes"), or (b) any of the outstanding principal amount of 10.75% Senior Unsecured Convertible PIK Notes issued and sold to NTL Incorporated or any PIK Notes issued by the Obligors as interest thereunder, all as amended from time to time (collectively the "NTL Notes"), the Obligors shall send written notice to Holder of such election to redeem such principal amount at least thirty days prior to any such redemption. Holder shall have the right by written notice to Obligors, made within thirty days after receipt of such notice of such election to redeem, to require Obligors to redeem this Note and the PIK Notes held by the Holder on the same terms and on a pro rata basis with either the Management PIK Notes or the NTL Notes, subject to compliance with federal and state securities laws; provided that the applicable redemption price of this Note and PIK Notes shall be as provided above as of the applicable redemption date. The Obligors shall pay in U.S. currency any and all interest accrued and unpaid on this Note and the PIK Notes as of the date of redemption.

                   Procedure for Redemption. If the Obligors shall elect to redeem any principal amount of this Note, notice of such redemption shall be given by certified mail, return receipt requested, postage prepaid, mailed not less than thirty days prior to the redemption date, to the Holder at such holder's address as the same appears on the books and records of the Obligors and confirmed by facsimile transmission on the date of such notice to the Holder if the Obligors have been furnished with a facsimile number by the Holder; provided, however, that neither the failure to give such notice nor confirmation nor any defect therein or in the mailing thereof, to any particular Holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other Holder. Any notice that was mailed in the manner herein provided and confirmed by facsimile transmission on the date of such notice if the Obligors have been furnished with a facsimile number by the Holder shall be conclusively presumed to have been duly given on the date mailed whether or not the Holder actually receives the notice. Each such notice shall state: (1) the redemption date; (2) the principal amount of this Note to be redeemed and, if less than the principal amount held by the Holder is to be redeemed, the principal amount to be redeemed from the Holder; (3) the amount payable in cash; and (4) the place where this Note is to be surrendered for payment.

                   If notice has been mailed as aforesaid and confirmed by facsimile transmission on the date of such notice, from and after the applicable redemption date (unless default shall be made by the Obligors in providing for the payment of the redemption price of the principal amount called for redemption together with accrued and unpaid interest), (1) except as otherwise provided herein, interest on the principal amount of this Note so called for redemption shall cease to accrue and (2) all rights of the Holder as a holder of this Note shall cease, except the right to receive from the Obligors the redemption price in cash, upon surrender and endorsement of this Note.

                   Notwithstanding any other provision of this Note, any redemption initiated by the Obligors with respect to any outstanding principal amount of this Note shall be suspended for one period of up to ninety (90) days (from and after the applicable redemption date) per redemption initiated by the Obligors (the "Tolling Period") solely for the purpose of the Holder satisfying any applicable legal and regulatory approvals required to effect conversion of any outstanding principal amount of this Note (and any accrued and unpaid interest thereon), and during such period any redemption initiated by the Obligors with respect to any outstanding principal amount of this Note (and any accrued and unpaid interest thereon), shall have no force and effect, as to any outstanding principal amount of this Note (and any accrued and unpaid interest thereon), which the Holder shall elect to convert to Common Stock by delivery to CoreComm of a notice of election to convert in the form of Exhibit A to this Note (a "Notice of Conversion") completed and signed, specifying the principal amount of this Note to be converted at least five Business Days prior to the applicable redemption date designated by the Obligors by notice of redemption to the Holder.

                   The Obligors and the Initial Holder (and any subsequent Holder as a condition to their receipt of any principal amount under this Note by purchase, set-off, gift, bequeath or other manner of transfer or assignment, whether or not for value), attempting to effect conversion subsequent to the Obligors taking action to redeem this Note, mutually covenant and agree to promptly make any and all filings (including requests for additional information), and appearances, and to take any and all other actions necessary to secure legal and regulatory approval to effect conversion of the principal amount of this Note so requested. In the event that at the expiration of the Tolling Period any applicable legal and regulatory approvals required to effect conversion of the principal amount of this Note so requested have not been secured as a direct result of the Obligors not complying with their obligations in the first sentence of this paragraph, the Tolling Period shall be extended (the "Extended Tolling Period) (through no action on the part of the Holder) until such applicable legal and regulatory approvals shall have been obtained, or until it shall have been finally determined by the applicable authority that any such legal and regulatory approval shall not be available, but such Extended Tolling Period shall in no event extend beyond sixty days after the expiration of the Tolling Period unless the Obligors fail or refuse during such Extended Tolling Period to comply with their obligations under the first sentence of this paragraph. The Tolling Period or Extended Tolling Period (as applicable) shall cease in the event that the Holder has not complied with its obligations in the first sentence of this paragraph after written notice of such non-compliance by the Obligors to the Holder by certified mail return receipt requested, and failure by the Holder to come into compliance with its obligations under the first sentence of this paragraph within ten Business Days after the date of such notice. In the event the Holder shall not within such time period have come into full compliance with its obligations under the first sentence of this paragraph, the Obligors shall be permitted to immediately effect such redemption.

                   Mandatory Redemption. Except as set forth above under the section "Optional Redemption" or the section below entitled "Remedies," the Obligors shall not be required to make mandatory redemption or repurchase payments with respect to this Note prior to the Maturity Date. There are no sinking fund payments with respect to this Note.

                   Conversion. The Holder of this Note has the right, exercisable at any time and from time to time after the Stockholder Approval has been obtained and prior to 5:00 p.m., Eastern Time, on April 12, 2011, to convert the principal amount hereof (or any portion hereof that is an integral multiple of $1,000.00 principal amount hereof), together with accrued and unpaid interest thereon, into shares of Common Stock at the Conversion Price (the quotient of each integral multiple of $1,000.00 principal amount of this Note divided by the Conversion Price then in effect shall equal the "Conversion Rate", which Conversion Rate shall initially equal 1,000.0 per $1,000.00 aggregate principal amount of this Note, subject to adjustment under the circumstances set forth below), except that if a Note is called for redemption, the conversion right shall terminate at 5:00 p.m., Eastern Time, on the Business Day immediately preceding the date fixed for redemption, except as set forth above under the section "Procedure for Redemption". To the extent that there exists any accrued and unpaid interest attributable to the principal amount of this Note to be converted, at the time of conversion the number of shares of Common Stock to be delivered by the Obligors shall be increased in an amount equal to the quotient of such accrued and unpaid interest as of the conversion date divided by 120% of the 25-Day Average Market Price of the Common Stock as of such conversion date.

                   To convert any principal amount and any accrued and unpaid interest thereon, a Holder must (1) furnish a Notice of Conversion to the Obligors, (2) surrender the endorsed Note to the Obligors and (3) pay any transfer or similar tax, if required. The Notice of Conversion shall state that the Holder has satisfied or will have satisfied prior to the issuance of shares of Common Stock upon conversion of such principal amount, and any accrued and unpaid interest thereon, any and all legal or regulatory requirements for conversion, including compliance with the Securities Act, the Exchange Act and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                   The Obligors shall each use their reasonable best efforts in cooperating with such Holder to obtain such legal or regulatory approvals to the extent their cooperation is necessary. Upon conversion, no adjustment or payment shall be made for interest, except as provided above, but if the Holder surrenders this Note for conversion after 5:00 p.m., Eastern Time, on the record date for the payment of an installment of interest and prior to the opening of business on the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of this Note on such record date. Upon conversion of only a portion of the outstanding principal amount of this Note, a new Note shall be issued representing the unconverted portion of this Note so surrendered without cost to the Holder. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon conversion of this Note, CoreComm shall round upward to determine the whole number of shares of Common Stock issuable upon conversion of this Note.

                   The Conversion Rate shall be subject to adjustment from time to time as follows:

                   (1) If CoreComm shall after the Issue Date (a) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (b) subdivide its outstanding Common Stock into a greater number of shares, (c) combine its outstanding Common Stock into a smaller number of shares or (d) effect any reclassification of its outstanding Common Stock, including a reclassification into one or more classes of Common Stock or other securities (including, tracking stock), the Conversion Rate in effect on the record date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionately adjusted so that the Holder thereafter surrendering for conversion any outstanding principal amount of this Note shall be entitled to receive the number and kind of shares of Common Stock (or other securities) that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had such principal amount of this Note been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this paragraph shall become effective immediately after the opening of business on the Business Day next following the record date (except as otherwise provided in this section) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification. In the event that after fixing a record date such dividend or distribution does not occur, the Conversion Rate shall be readjusted to the Conversion Rate which would have been in effect if such record date had not been fixed. Adjustments in accordance with this paragraph shall be made whenever any event listed above shall occur.

                   (2) If CoreComm shall after the Issue Date fix a record date for the issuance of rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in the "Rights Plan" section below) to all holders of Common Stock entitling them (for a period expiring within forty-five days after such record date) to subscribe for or purchase Common Stock (or securities convertible or exercisable into Common Stock) at a price per share (or, in the case of a right or warrant to purchase securities convertible or exercisable into Common Stock, having an effective exercise price per share of Common Stock, computed on the basis of the maximum number of shares of Common Stock issuable upon conversion or exercise of such convertible or exercisable securities, as the case may be, plus the amount of additional consideration payable, if any, to receive one share of Common Stock upon conversion or exercise of such securities, as the case may be) less than the 25-Day Average Market Price on the date on which such issuance was declared or otherwise announced by CoreComm (the "Determination Date"), then the Conversion Rate in effect at the opening of business on the Business Day next following such record date shall be adjusted so that the Holder shall be entitled to receive, upon the conversion of any principal amount of this Note, the number of shares of Common Stock determined by multiplying (a) the Conversion Rate in effect immediately prior to such record date by (b) a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (ii) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants (or in the case of a right or warrant to purchase securities convertible or exercisable into Common Stock, the aggregate number of additional shares of Common Stock into which the convertible or exercisable securities so offered are initially convertible or exercisable), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the close of business on the Determination Date and (y) the number of shares that the aggregate proceeds to CoreComm from the exercise of such rights or warrants for Common Stock would purchase at such 25-Day Average Market Price on such date (or, in the case of a right or warrant to purchase securities convertible or exercisable into Common Stock, the number of shares of Common Stock obtained by dividing the aggregate exercise price of such rights or warrants for the maximum number of shares of Common Stock issuable upon conversion or exercise of such convertible or exercisable securities, plus the aggregate amount of additional consideration payable, if any, to convert or exercise such securities into Common Stock, by such 25-Day Average Market Price). Such adjustment shall become effective immediately after the opening of business on the Business Day next following such record date (except as otherwise provided in this section). Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such rights or warrants are not so issued, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such 25-Day Average Market Price, there shall be taken into account any consideration received by CoreComm upon issuance and upon exercise of such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith. If any rights or warrants referred to in this paragraph shall expire unexercised after the same shall have been distributed or issued by CoreComm (or, in the case of rights or warrants to purchase securities convertible or exercisable into Common Stock once exercised, the conversion or exercise right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                   (3) If CoreComm shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness, shares of its capital stock or assets (excluding regular cash dividends or distributions declared in the ordinary course by the Board of Directors and dividends payable in Common Stock for which an adjustment is made pursuant to paragraph (1) of this section) or rights or warrants (in each case, other than any Rights issued pursuant to the stockholder rights plan as provided in the "Rights Plan" section below) to subscribe for or purchase any of its securities (excluding those rights and warrants issued to all holders of Common Stock entitling them (for a period expiring within forty-five days after such record date) to subscribe for or purchase Common Stock or securities convertible or exercisable into shares of Common Stock, which rights and warrants are referred to and treated in the immediately preceding paragraph) (any of the foregoing being hereinafter referred to in this paragraph as the "Securities"), then in each such case the Conversion Rate shall be adjusted so that the Holder shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the Conversion Rate in effect immediately prior to the close of business on such record date by (b) a fraction, the numerator of which shall be the 25-Day Average Market Price per share of Common Stock on such record date, and the denominator of which shall be the 25-Day Average Market Price per share of Common Stock on such record date less the then-fair market value (as determined by the Board of Directors in good faith) of the portion of the assets, shares of its capital stock or evidences of its indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. In the event that after fixing a record date such distribution is not so made, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as otherwise provided in this section) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this paragraph, the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to the Holder after such determination date, shall not require an adjustment of the Conversion Rate pursuant to this paragraph; provided, however, that on the date, if any, on which the Holder would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Rate shall be adjusted as provided in this paragraph (and such day shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the record date" within the meaning of the three preceding sentences). If any rights or warrants referred to in this paragraph shall expire unexercised after the same shall have been distributed or issued by CoreComm (or, in the case of rights or warrants to purchase securities convertible or exercisable into Common Stock once exercised, the conversion right of such securities shall expire), the Conversion Rate shall be readjusted at the time of such expiration to the Conversion Rate that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

                   (4) In case CoreComm shall, by dividend or otherwise, distribute to all holders of its Common Stock cash in the amount per share that, together with the aggregate of the per share amounts of any other cash distributions to all holders of its Common Stock made within the twelve months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (4) has been made exceeds 5.0% of the 25-Day Average Market Price immediately prior to the date of declaration of such dividend or distribution (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of CoreComm, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph (8) of this section is made), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying (a) the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) for the cash dividend or distribution by (b) a fraction, the numerator of which shall be the Current Market Price of a share of Common Stock on the Record Date and the denominator shall be such Current Market Price of a share of Common Stock less the per share amount of cash so distributed during the twelve-month period applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the Business Day following the Record Date; provided, however, that in the event the denominator of the foregoing fraction is zero or negative, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock to which the Holder is entitled, the amount of cash the Holder would have received had the Holder converted the principal amount of this Note at the beginning of the twelve-month period. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if any adjustment is required to be made as set forth in this paragraph, the calculation of any such adjustment shall include the amount of the quarterly cash dividends paid during the twelve-month reference period only to the extent such dividends exceed on an aggregate basis the regular quarterly cash dividends paid during the twelve months preceding the twelve-month reference period. For purposes of this paragraph, "Record Date" shall mean, with respect to any dividend or distribution in which the holders of Common Stock have the right to receive cash, the date fixed for determination of stockholders entitled to receive such cash. In the event that at any time cash distributions to holders of Common Stock are not paid equally on all series of Common Stock, the provisions of this paragraph shall apply to any cash dividend or cash distribution on any series of Common Stock otherwise meeting the requirements of this paragraph, and this paragraph shall be deemed amended to the extent necessary so that any adjustment required shall be made on the basis of the cash dividend or cash distribution made on any such series.

                   (5) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by CoreComm or any subsidiary of CoreComm for all or any portion of the outstanding shares of Common Stock to the extent that the cash and fair market value (as determined in good faith by the Board of Directors) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 5.0%, with any smaller excess being disregarded in computing the adjustment to the Conversion Rate provided in this paragraph, the first reported sale price per share of the Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the sum of (a) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (b) the product of the number of shares of Common Stock outstanding (less any Purchase Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the Business Day following the Expiration Time.

                   (6) No adjustment in the Conversion Rate shall be required unless such adjustment would require a cumulative increase or decrease of at least 1.0% in the Conversion Rate; provided, however, that any adjustment(s) that by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment(s) until made; and provided further that any adjustment shall be required and made in accordance with this section not later than such time as may be required in order to preserve the tax-free nature of a distribution for United States income tax purposes to the Holder. Notwithstanding any other provision of this Note, the Obligors shall not be required to make any adjustment of the Conversion Rate for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of CoreComm and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations relating to the conversion of this Note shall be made to the nearest cent, rounded upward to the fifth decimal point or rounded upward to the nearest share, as the case may be. Anything in this Note to the contrary notwithstanding, CoreComm shall be entitled, to the extent permitted by law, to make such adjustments in the Conversion Rate, in addition to those required by this section, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by CoreComm to its stockholders to the extent practicable shall not be taxable.

                   (7) In the event that, at any time as a result of shares of any other class of capital stock becoming issuable in exchange or substitution for or in lieu of shares of Common Stock or as a result of an adjustment made pursuant to this section, the Holder upon subsequent conversion shall become entitled to receive any shares of capital stock of CoreComm other than Common Stock, the number of such other shares so receivable upon conversion of any principal amount of this Note shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                   (8) Subject to paragraph (10) below, if CoreComm shall be a party to a Change of Control transaction and excluding any transaction as to which the first paragraph of this section applies, in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), there shall be no adjustment to the Conversion Rate but any principal amount of this Note which is not converted into the right to receive stock, securities or other property in connection with such Change of Control transaction shall thereafter be convertible into the kind and amount of shares of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Change of Control transaction by a holder of that number of shares of Common Stock into which the aggregate principal amount of this Note would have been convertible into immediately prior to such Change of Control transaction, assuming such holder of Common Stock (a) is not a Person with which CoreComm consolidated or into which CoreComm merged or which merged into CoreComm or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and
(b) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Change of Control transaction (provided, that, if the kind or amount of stock, securities and other property (including cash) receivable upon such Change of Control transaction is not the same for each share of Common Stock held immediately prior to such Change of Control transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a "non-electing share"), then for the purpose of this paragraph the kind and amount of stock, securities and other property (including cash) receivable upon such Change of Control transaction by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The provisions of this paragraph shall similarly apply to successive Change of Control transactions.

                   (9) Notwithstanding anything in this Note to the contrary, if CoreComm is reorganized such that the Common Stock is exchanged for the common stock of a new entity ("Holdco") whose common stock is traded on the Nasdaq National Market or a recognized securities exchange or automated quotation system, then the Obligors by written notice to the Holder, may cause the exchange of this Note for a new note having the same terms and conditions as set forth herein, except as to joint obligors, subject to such rights effectively giving to Holder the same economic rights as this Note (including for these purposes any resultant changes in the tax treatment for the new note).

                   (10) Notwithstanding anything in this Note to the contrary, if a Change of Control occurs, Holder shall have a one-time option, for a period of thirty days following written notice from CoreComm, which written notice shall be given not less than fifteen days prior to the expected occurrence of the Change of Control, to convert the principal amount of this Note, and any accrued and unpaid interest thereon, into shares of Common Stock at the Change of Control Conversion Rate. The "Change of Control Conversion Rate" shall be equal to the principal amount of this Note, and any accrued and unpaid interest thereon, divided by the Special Conversion Price. The Change of Control Conversion Rate shall be adjusted from time to time in accordance with the provisions of this section applicable generally to adjustment of the Conversion Rate. Nothing in this paragraph (10) is intended to limit or alter the conversion rights of the Holder. For purposes of this paragraph (10), the following definitions shall apply:

                        (a) "Special Conversion Price" shall mean the greater of (x) $0.67 and (y) the Change of Control Price.

                        (b) "Change of Control Price" shall mean (i) the fair market value of the consideration that would be received by a holder of Common Stock for one share of Common Stock in a Change of Control transaction from any successor, acquiror or other third party if such transaction were to occur on the date of the notice referred to in the first sentence of this paragraph (10) or (ii) the Alternative Change of Control Price if the holders of Common Stock do not receive any consideration in a Change of Control transaction from any successor, acquiror or other third party. For purposes of this definition, "Alternative Change of Control Price" shall mean the fair market value per share of Common Stock on the date of the notice referred to in the first sentence of this paragraph (10).

                   (11) Notwithstanding any other provision of this Note, the Initial Holder or any Affiliate may from time to time elect to apply as the Conversion Rate hereunder as to any principal amount of this Note the conversion rate then applicable to the identical amount of principal and interest under any one or more Management PIK Notes or the NTL Notes. CoreComm agrees to provide to the Initial Holder at its request from time to time the conversion rate(s) then applicable under the Management PIK Notes and the NTL Notes.

                   (12) Notwithstanding any other provision of this Note, the Conversion Rate shall be subject to adjustment from time to time if CoreComm shall, at any time and from time to time on or after the Issue Date, issue any Equity Securities (a "New Issuance"), other than an issuance of (A) Common Stock as a dividend or in a split of or subdivision in respect of which the adjustment provided for in paragraph (1) above applies or (B) Qualified Equity Securities, without consideration or for aggregate consideration per share of Common Stock (or underlying conversion or exercise price per share of Common Stock in the case of a derivative security) less than the Conversion Price (such determination of the aggregate consideration per share of Common Stock (or underlying conversion or exercise price per share of Common Stock in the case of a derivative security) to be made by the Board of Directors on the date that a definitive and binding written agreement is entered into by the Corporation and the other party(ies) thereto in respect of such New Issuance). The Conversion Price in effect immediately prior to such New Issuance shall forthwith be lowered to that price which would give each holder of the Note the same fully diluted ownership level of Common Stock as if such New Issuance had been at the Conversion Price, and the Conversion Rate shall be adjusted accordingly. The methodology and procedure for determining such adjustment in the Conversion Price under this subparagraph (12) is depicted in the sample calculation annexed to this Note for illustrative purposes only as Schedule 1. The adjustment of the Conversion Price under this paragraph (12) shall not apply, however, with respect to any New Issuance as provided above which occurs subsequent to the first fiscal year of the Corporation subsequent to the Issue Date as to which the Free Cash Flow of the Corporation shall be a positive number, based on the audited consolidated cash flow statements of the Corporation for such fiscal year.

                   (13) Notwithstanding any other provision of this Note, the Conversion Rate shall be subject to adjustment from time to time if the Corporation shall, at any time and from time to time on or after the Issue Date, complete a New Issuance, without consideration or for aggregate consideration per share of Common Stock (or underlying conversion or exercise price per share of Common Stock in the case of a derivative security) greater than the Conversion Price at such time but equal to or less than two hundred fifty percent (250%) of the Conversion Price at such time (such determination of the aggregate consideration per share of Common Stock or underlying conversion or exercise price per share of Common Stock in the case of a derivative security to be made by the Board of Directors on the date that a definitive and binding written agreement is entered into by the Corporation and the other parties thereto in respect of such New Issuance). The Conversion Price in effect immediately prior to such New Issuance shall forthwith be lowered to the price which would give each holder of this Note the same fully diluted ownership level of Common Stock as if the New Issuance had been at 250% of the Conversion Price, and the Conversion Rate shall be adjusted accordingly. The methodology and procedure for determining such adjustment in the Conversion Price under this paragraph (13) is depicted in the sample calculation annexed hereto for illustrative purposes only as Schedule 2. The adjustment of the Conversion Price under this paragraph (13) shall not apply, however, with respect to any New Issuance, as provided above which occurs subsequent to the first fiscal year of the Corporation subsequent to the Issue Date as to which Free Cash Flow of the Corporation shall be a positive number based on the audited consolidated cash flow statements of the Corporation for such fiscal year. Notwithstanding the above, the adjustments described in this paragraph (13) shall not apply to a New Issuance described in this paragraph (13) until and unless the full amount of New Issuance described in this paragraph (13) subsequent to the Issue Date shall exceeds twenty million dollars ($20,000,000) in the aggregate.

                   Whenever the Conversion Rate is adjusted as herein provided, the Obligors shall prepare an officer's certificate with respect to such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the effective date of such adjustment and shall mail a copy of such officer's certificate to the Holder at the Holder's last address as shown on the books and records of the Obligors and confirm by facsimile transmission on the date of such notice to the Holder if the Obligors have been furnished with such facsimile address by the Holder. Any PIK Notes issued and delivered in connection with the payment of semiannual interest on this Note shall contain terms substantially identical to those contained in this section.

                   In any case in which the foregoing paragraphs provide that an adjustment shall become effective on the day next following a record date for an event, CoreComm may defer until the occurrence of such event (a) issuing to the Holder of any principal amount of this Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment contemplated by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (b) paying to such holder any amount in cash in lieu of any fraction of a share of Common Stock pursuant to this section.

                   For purposes of this section, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of CoreComm or any subsidiary of CoreComm. CoreComm shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of CoreComm.

                   If any single action would require adjustment of the Conversion Rate pursuant to more than one paragraph of this section, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                   The value of any consideration received by CoreComm for the issuance of any securities of CoreComm, if other than cash, shall be determined by the Board of Directors in good faith, whose determinations shall be final and binding.

                   If CoreComm shall take any action affecting the Common Stock, other than actions described in this section, that in the opinion of the Board of Directors materially adversely affects the conversion rights of the Holder, the Conversion Rate may be adjusted by the Board of Directors, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine in good faith to be equitable in the circumstances; provided that the provisions of this paragraph shall not affect any rights the Holder may have at law or in equity.

                   CoreComm covenants that it shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of this Note, the full number of shares of Common Stock deliverable upon the conversion of the entire outstanding principal amount of this Note. For purposes of this paragraph, the number of shares of Common Stock that shall be deliverable upon the conversion of the entire outstanding principal amount of this Note shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                   CoreComm covenants that any shares of Common Stock initially issued upon conversion of this Note shall be duly authorized, validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment increasing the Conversion Rate such that the quotient of the principal amount of this Note and the Conversion Rate would be reduced below the then-par value of the shares of Common Stock deliverable upon conversion of this Note, CoreComm shall take any corporate action that, based on the opinion of its counsel, may be necessary in order that CoreComm may validly and legally issue fully paid and non-assessable shares of Common Stock with respect to such adjusted Conversion Rate.

                   Prior to the delivery of any securities that CoreComm shall be obligated to deliver upon conversion of this Note, CoreComm shall be permitted to comply with all applicable federal and state laws and regulations which require action to be taken by CoreComm, including but not limited to compliance with the Securities Act, the Exchange Act, the HSR Act, the rules and regulations of Nasdaq (or any exchange or automated quotation system on which the Common Stock is then listed or traded). The Obligors shall pay or cause to be paid the costs and expenses of the Holder associated with such compliance.

                   CoreComm shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock or other securities or property on conversion of this Note; provided, however, that CoreComm shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other securities or property in a name other than that of the Holder to be converted and no such issue or delivery shall be made unless and until the Holder requesting such issue or delivery has paid to CoreComm the amount of any such tax or established, to the satisfaction of CoreComm, that such tax has been paid or satisfied in full.

                   Loss, Theft, Mutilation or Destruction of Note. Upon receipt by the Obligors of evidence of the loss, theft, destruction, or mutilation of this Note and (in the case of loss, theft, or destruction) of indemnity satisfactory to the Obligors, and upon surrender and cancellation of this Note, if mutilated, the Obligors shall execute and deliver a new note on identical terms. Any Holder making a request hereunder shall be responsible for all cost and expenses associated therewith, including but not limited to the securing of an indemnity bond.

                   Standstill Restrictions.

                   The Initial Holder agrees that, for a period beginning on the Issue Date and ending on the earliest to occur of (a) the date that a Change of Control is consummated, (b) a Default Event (as defined below), or (c) a Bankruptcy Event (as defined below):

                   (1) the Initial Holder and its Affiliates shall not form, join, participate in or encourage the formation of a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of any security of CoreComm which has voting rights on matters submitted to all stockholders of CoreComm ("Voting Securities"); provided, however, for purposes of this section, the Holder and its Affiliates shall not be considered to be a syndicate or group;

                   (2) the Initial Holder and its Affiliates shall not make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Securities Exchange Act of 1934, as amended) (the "Exchange Act") or become a "participant" in any "election contest") (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to CoreComm (other than by way of the Initial Holder and its Affiliates exercising their right to vote Voting Securities held by the Initial Holder and its Affiliates), or initiate, propose or otherwise solicit stockholders of CoreComm for the approval of one or more stockholder proposals with respect to CoreComm or induce or attempt to induce any other person to initiate any stockholder proposal;

                   (3) The Initial Holder and its Affiliates shall not otherwise act, directly or indirectly, alone or in concert with others, to seek to control the management, Board of Directors, policies or affairs of CoreComm or any of its subsidiaries, or solicit, propose, seek to effect or negotiate with any other Person with respect to any form of business combination transaction involving, directly or indirectly, CoreComm or any of its subsidiaries, or any restructuring, recapitalization or similar transaction with respect to CoreComm or any of its subsidiaries, or announce or disclose an intent, purpose, plan or proposal with respect to CoreComm or any of its subsidiaries or any Voting Securities inconsistent with the provisions of this section, including an intent, purpose, plan or proposal that is conditioned on or would require CoreComm to waive the benefit of or amend any provision of the Funding Agreement or this Note, or assist, participate in, facilitate or encourage or solicit any effort or attempt by any Person to do or seek to do any of the foregoing; and

                   (4) The Initial Holder and its Affiliates shall not encourage or render advice to or make any recommendation or proposal to any Person, or directly or indirectly participate, aid or abet or otherwise induce any Person or engage in any of the actions prohibited by this section or to engage in any actions consistent with such prohibitions.

                   Stockholder Rights Agreement. This Note shall be entitled to the benefits of a number of rights issuable under the Rights Agreement, dated as of September 29, 2000, by and between CoreComm and Continental Stock Transfer & Trust Company or any successor plan of similar purpose and effect (the "Rights") equal to the number of shares of Common Stock then issuable upon conversion of this Note at the prevailing Conversion Rate. Any shares of Common Stock deliverable upon conversion of this Note shall be accompanied by a Right.

                   Amendments, Supplements and Waivers. This Note may be amended or supplemented with the consent of the Holder (including consents obtained in connection with a tender offer or exchange offer for this
Note), and any existing default may be waived with the consent of the Holder. CoreComm shall provide the Initial Holder promptly copies of the NTL Notes and offer the Initial Holder in writing the terms of the NTL Notes in respect of this Note and the PIK Notes (including amending this Note and the PIK Notes to reflect such terms); provided that, if CoreComm has not received written notification from the Initial Holder accepting such terms within ten (10) Business Days of the Initial Holder's receipt of such written notice from CoreComm, the Initial Holder shall be deemed to have elected not to accept such terms and shall thereafter not have the benefit thereof, if any, except as otherwise provided in this Note. In addition, in the event that the Management PIK Notes or the NTL Notes are amended or supplemented, CoreComm shall notify the Initial Holder in writing of such amended or supplemented terms as soon as possible and offer to the Initial Holder such terms in respect of this Note and the PIK Notes (including amending this Note and the PIK Notes to reflect such revised terms); provided that if CoreComm has not received written notification from the Initial Holder accepting such amended or supplemented terms within ten Business Days of the Initial Holder's receipt of such written notice from CoreComm, the Initial Holder shall be deemed to have elected not to accept such amended or supplemented terms and shall thereafter not have the benefit thereof, if any, except as otherwise provided in this Note; provided that this right does not apply to any principal amount of this Note and PIK Notes previously converted or redeemed.

                   No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Obligors, as such, shall not have any liability for any obligations of the Obligors under this Note or for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

                   Notices. All consents, notices, documents, certificates, information and legal process to be given under the terms of this Note shall be in writing and (1) delivered personally, (2) sent by facsimile transmission, (3) sent by registered or certified mail, postage prepaid or
(4) sent by recognized overnight courier to the applicable Person at the address stated below or in accordance with the last unrevoked written direction from such Person. Unless otherwise provided herein, all notices shall be deemed to have been given on (a) the date of receipt (or if delivery refused, the date of such refusal) if delivered personally or by recognized overnight courier, (b) three days after the date of posting if sent by registered or certified mail, postage prepaid and (c) if transmitted by facsimile, the date that confirmation of transmission is received by the sending party. If to CoreComm or CoreComm Holdco, at: 110 East 59th Street, New York, New York 10022, attention: General Counsel, facsimile: (212) 906-8497. If to the Holder, at its address and/or facsimile number on the books and records of the Obligors.

                   Assignability. This Note shall be binding upon the Obligors and their successors and assigns and shall inure to the benefit of the Holder and its successors and assigns. Assignment of this Note and the obligations hereunder by either or both of the Obligors prior to the consummation of such assignment shall require prior written consent of the Holder, unless the assignment (1) has a bona fide business purpose in the reasonable judgment of a majority of the members of (a) the Board of Directors and (b) the board of directors of CoreComm Holdco or (2) is to an Affiliate of one of the Obligors, and unless in the case of either (1) or
(2) the Obligors shall remain jointly and severally obligated under this Note. The securities represented by this Note are subject to certain restrictions on transfer pursuant to the Funding Agreement. A copy of the Funding Agreement may be obtained from the Obligors at their principal office, 110 East 59th Street, New York, New York 10022.

                   Remedies. Either the Obligors or the Holder (each a "non-defaulting party") shall be entitled to resort to any and all remedies available at law or in equity, including without limitation the remedy of specific performance, in the event of a default by the other (the "defaulting party") which is not cured within ten Business Days after written notice of such default by the non-defaulting party to the defaulting party. In addition, in the event of:

                   (a) failure by either Obligor to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (as such term is defined in the Credit Agreement with The Chase Manhattan Bank, dated as of September 28, 2000, as amended and restated as of April 12, 2001), when and as the same shall become due and payable (after giving effect to any applicable period of grace provided for in the instrument governing such indebtedness) (the foregoing hereinafter a "Default Event"); or

                   (b) either Obligor shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal or state bankruptcy or insolvency law, or any such proceeding or petition is commenced or filed on an involuntary basis with respect to either Obligor (unless such proceeding or petition is dismissed within sixty 60 days after filing) (a default under (a) above is hereinafter referred to as a "Default Event," and an event under this subsection (b) is hereinafter referred to as a "Bankruptcy Event"), then the unpaid and unconverted portion of principal of this Note and accrued and unpaid interest thereon shall at the option of the Holder be accelerated and shall be immediately due in full. In any proceeding to enforce any terms of this Note, the prevailing party shall be entitled to recover its attorney's fees and costs in connection with such proceeding.


                   Denominations. Upon surrender and endorsement of this Note, the Obligors shall issue a new Note to the Holder in the aggregate outstanding principal amount hereof, in such denominations of at least $100,000.00 as the Holder shall reasonably request in writing.

                   Persons Deemed Owners. The registered Holder of this Note shall be treated as its owner for all purposes, and the Obligors shall have no liability for treating the registered Holder of this Note as its owner for all purposes.

                   Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE NOTES WITHOUT REGARD TO CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS THEREOF.

                   IN WITNESS WHEREOF, each of the Obligors have caused this Note to be signed manually or by facsimile by one of their duly authorized officers.

                                            CORECOMM LIMITED



                                            By: /s/ Richard J. Lubasch
                                               --------------------------
                                            Name:   Richard J. Lubasch
                                            Title:  Senior Vice President


                                            CORECOMM HOLDCO, INC.


                                            By: /s/ Richard J. Lubasch
                                               --------------------------
                                            Name:   Richard J. Lubasch
                                            Title:  Senior Vice President




                                                                     Exhibit A

                            NOTICE OF CONVERSION

          (To be Executed by the Holder of Principal Amount of the 10.75% Unsecured Convertible PIK Note Due 2011)

         The Holder hereby irrevocably elects to convert $______.00 principal amount of 10.75% Unsecured Convertible PIK Note Due 2011, and any and all accrued and unpaid interest thereon, into shares of Common Stock according to the terms and conditions of the Note, as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the Holder shall pay all transfer taxes payable with respect thereto and is delivering herewith the Note. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

         The Holder hereby represents and warrants that it has satisfied or will have satisfied prior to the issuance of shares of Common Stock upon conversion of the Note any and all legal and regulatory requirements for conversion, including compliance with the Securities Act, the Exchange Act and the HSR Act.

         CoreComm shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with The Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission System ("DWAC Transfer").

         Name of DTC Prime Broker:  _________________

         Account Number:  __________________________

[  ]     In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that CoreComm issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


         Name: ___________________________________________

         Address: _________________________________________

         The Holder hereby represents and warrants that all offers and sales by the Holder of the securities issuable to the Holder upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act and any applicable federal and state securities laws, or pursuant to an applicable exemption from registration under the Securities Act and any applicable state securities laws.

     Date of Conversion:  ___________________________
     Conversion Rate: _______________________________

     Number of Shares of
     Common Stock to be Issued:  ____________________

     Signature:  ____________________________________
     Name:  _________________________________________
     Address:  ______________________________________

  * CoreComm is not required to issue shares of Common Stock until the original Note to be converted (or evidence of loss, theft or destruction thereof) is received by CoreComm or CoreComm Holdco.




                                 SCHEDULE 1

                       ADJUSTMENT OF CONVERSION PRICE
                               Paragraph (12)
                      (For Illustrative Purposes Only)


Sample Transaction:
$10mm @ $.75 per share

Initial Holder Securities                 8.5% Preferred Stock                  Convertible Notes
-------------------------                 --------------------                  -----------------
Amount (mm)                                          $50.0                           $10.0
Conversion Price                                     $1.84                           $1.00
Initial Holder u/l shares (mm)                        27.2                            10.0
Common Shares outst. (mm)                               72                              72
Fully Diluted Common Stock outst. (mm)                 148                             148
Initial Holder percentage                             18.3%                            6.7%

Sample Offering
---------------
Amount (mm)                                          $10.0                           $10.0
Price                                                $0.75                           $0.75
Common Stock issued (mm)                            13.333                          13.333
New Fully Diluted Common Stock outst. (mm)           161.6                           161.6

"Appropriate" Dilution (i.e. if at
Initial Holder Conversion Price)
----------------------------------
Common Stock issued if @ Initial Holder
    Conversion Price (mm)                             5.43                           10.00
Implied Fully Diluted Common Stock (mm)              153.7                           158.3
Required Initial Holder % ownership                  17.7%                            6.3%

Calculation of New Initial Holder Conversion Price
--------------------------------------------------
Required Initial Holder percentage ownership         17.7%                            6.3%
Implied Common Stock % ownership
    (other than Initial Holder)                      82.3%                           93.7%
Common Stock (other than Initial Holder) (mm)        134.4                           151.6
Implied Fully Diluted total Common Stock (mm)        163.3                           161.8
Implied Initial Holder Common Stock (mm)              28.9                            10.2
-----------------------------------------------------------------------------------------------
New Conversion Price                                 $1.73                           $0.98
-----------------------------------------------------------------------------------------------



                                             SCHEDULE 2

                                   ADJUSTMENT OF CONVERSION PRICE
                                           Paragraph (13)
                                  (For Illustrative Purposes Only)


Sample Transaction:
$10mm @ $2.10 per share


Initial Holder Securities                 8.5% Preferred Stock                  Convertible Notes
-------------------------                 --------------------                  -----------------
Amount (mm)                                          $50.0                           $10.0
Conversion Price                                     $1.84                           $1.00
Initial Holder u/l shares (mm)                        27.2                            10.0
Common Shares outst. (mm)                               72                              72
Fully Diluted Common Stock outst. (mm)                 148                             148
Initial Holder percentage                            18.3%                            6.7%

Sample Offering
---------------
Amount (mm)                                          $10.0                           $10.0
Price                                                $2.10                           $2.10
Common Stock issued (mm)                             4.762                           4.762
New Fully Diluted Common Stock outst. (mm)           153.0                           153.0

"Appropriate" Dilution (i.e. if at Ratchet Cap)
-----------------------------------------------
Initial Holder Conversion Price                      $1.84                           $1.00
% Factor                                              250%                            250%
Ratchet Cap                                          $4.60                           $2.50
Common Stock issued if @ cap (mm)                     2.17                            4.00
Implied Fully Diluted Common Stock (mm)             150.44                          152.27
Required Initial Holder ownership                    18.1%                            6.6%

Calculation of New Initial Holder Conversion Price
--------------------------------------------------
Required Initial Holder percentage ownership         18.1%                            6.6%
Implied Common Stock % ownership
    (other than Initial Holder)                      81.9%                           93.4%
Common Stock (other than Initial Holder) (mm)        125.9                           143.0
Implied Fully Diluted total Common Stock (mm)        153.6                           153.1
Implied Initial Holder Common Shares (mm)             27.7                            10.1
Initial Holder % ownership                           18.1%                            6.6%
-----------------------------------------------------------------------------------------------
New Conversion Price                                 $1.80                           $0.99
-----------------------------------------------------------------------------------------------


